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                                                                     EXHIBIT 5.1


                  [SHUGHART THOMSON & KILROY, P.C. LETTERHEAD]


                                AUGUST    , 2000



Jack Henry & Associates, Inc.
663 Highway 60
Monett, MO  65708

     Re: Registration Statement on Form S-1 of Jack Henry & Associate, Inc., a Delaware corporation (the "Company")

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on July 14, 2000 (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1993, as amended (the "Act"), of 5,750,000 shares of Common Stock of the Company (the
"Shares"). The Shares, which include up to 750,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters as described in such Registration Statement for the sale to the public or issued to the representatives of the Underwriters. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with said sale and registration of the Shares.

     Based on the foregoing, it is our opinion that, upon the conclusion of the issuance of the Shares and upon the completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, which has been approved by us, as such may be further amended or supplemented, or incorporated by reference in any Registration Statement relating to the prospectus.


                                   Very truly yours,



                                   SHUGHART THOMSON & KILROY, P.C.